ZIONS BANCORPORATION, N.A.
Press Release – Page 1
July 22, 2019

Zions Bancorporation, N.A. One South Main Salt Lake City, UT 84133 July 22, 2019
www.zionsbancorporation.com
Second Quarter 2019 Financial Results: FOR IMMEDIATE RELEASE

Investor and Media Contact: James Abbott (801) 844-7637

Zions Bancorporation, N.A. Reports: 2Q19 Net Earnings¹ of $189 million, diluted EPS of $0.99 compared with 2Q18 Net Earnings¹ of $187 million, diluted EPS of $0.89, and 1Q19 Net Earnings¹ of $205 million, diluted EPS of $1.04

SECOND QUARTER RESULTS

$0.99	$189 million	3.54%	10.8%
Earnings per diluted common share	Net Earnings [1]	Net interest margin (“NIM”)	Common Equity Tier 1

SECOND QUARTER HIGHLIGHTS²

Net Interest Income and NIM	•	Net interest income was $569 million, up 4%
	•	NIM was 3.54%, compared with 3.56%
	•	Average noninterest-bearing deposits declined to $23.1 billion, compared with $23.6 billion

Operating Performance	•	Pre-provision net revenue ("PPNR") was $284 million, up 5%
	•	Adjusted PPNR³ was $294 million, up 9%
	•	Noninterest expense was $424 million, up less than 1%
	•	Adjusted noninterest expense³ was $423 million, up less than 1%
	•	Efficiency ratio³ was 59.0%, compared with 60.9%

Loans and Credit Quality	•	Net loans and leases were $48.6 billion, up $3.4 billion, or 7%
	•	Classified loans were $770 million, down 19%; and nonperforming assets were $253 million, down 27%
	•	Provision for credit losses was $21 million, compared with $12 million
	•	Net charge-offs of 0.12% of average loans, compared with net credit recoveries of 0.11% of average loans

Capital Returns	•	Return on average tangible common equity³ was 12.7%, compared with 12.4%
	•	Common stock repurchases of $275 million, 5.8 million shares, or 3.2% of shares outstanding as of March 31, 2019
	•	Common dividend increased to $0.30 per share from $0.24 per share

Notable Items	•	Derivative valuation loss of $6 million on client-related interest rate swaps

CEO COMMENTARY

Harris H. Simmons, Chairman and CEO, commented, “Net earnings available to common shareholders was up only slightly from last year, reflecting relatively strong loan growth coupled with margin compression resulting from a challenging interest rate environment. Second quarter earnings per share of $0.99 increased 11% from the prior year period, largely the result of a share count that was 9% lower than last year.” Mr. Simmons continued, “Operating expenses continued to be well controlled, rising less than 1% from the prior year’s second quarter, and credit quality remained very clean with annualized net charge-offs totaling only 0.12% of average loans and leases, as economic conditions remain strong throughout the western United States.”

OPERATING PERFORMANCE[3]

¹ Net Earnings is net earnings applicable to common shareholders.
² Comparisons noted in the bullet points are calculated for the current quarter versus the same prior-year period, unless otherwise specified.
³ For information on non-GAAP financial measures and the reasons for which the Bank presents these numbers, see pages 16-19.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 2
July 22, 2019

Comparisons noted in the sections below are calculated for the current quarter versus the same prior-year period, unless otherwise specified. Growth rates of 100% or more are rendered as not meaningful as they are generally reflective of a low initial starting point.
RESULTS OF OPERATIONS

Net Interest Income and Margin
				2Q19 - 1Q19		2Q19 - 2Q18
(In millions)	2Q19	1Q19	2Q18	$	%	$	%
Interest and fees on loans	$581	$570	$514	$11	2%	$67	13%
Interest on money market investments	8	9	7	(1)	(11)	1	14
Interest on securities	95	96	85	(1)	(1)	10	12
Total interest income	684	675	606	9	1	78	13
Interest on deposits	66	57	29	9	16	37	NM
Interest on short and long-term borrowings	49	42	29	7	17	20	69
Total interest expense	115	99	58	16	16	57	98
Net interest income	$569	$576	$548	$(7)	(1)	$21	4
				bps		bps
Yield on interest-earning assets	4.24%	4.31%	3.93%	(7)		31
Rate paid on total deposits and interest-bearing liabilities	0.75%	0.67%	0.40%	8		35
Cost of total deposits	0.49%	0.43%	0.22%	6		27
Net interest margin	3.54%	3.68%	3.56%	(14)		(2)
Net interest income increased $21 million, or 4%, to $569 million in the second quarter of 2019 from $548 million in the second quarter of 2018. Total interest income increased $78 million primarily due to a $67 million increase in interest and fees on loans, resulting from growth across all loan segments. Interest expense increased $57 million primarily due to increases in the rate paid on deposits and short and long-term borrowings, reflecting the increase in short-term interest rates, in addition to a $1.7 billion, or 32%, increase in average short and long-term borrowings.
The yield on interest earning assets was 4.24%, a decrease of 7 basis points compared with the first quarter of 2019, and an increase of 31 basis points compared with the second quarter of 2018. When adjusted for interest recoveries of $1 million in the second quarters of 2019 and 2018, respectively, using $1 million per loan as the reporting threshold, the yield on interest earning assets for each of those periods would be 1 basis point lower. During the first quarter of 2019 the Bank did not experience any interest income recoveries of at least $1 million per loan.
The rate paid on total deposits and interest-bearing liabilities increased to 0.75% for the second quarter of 2019, from 0.67% for the first quarter of 2019, and 0.40% for the second quarter of 2018. The total annualized cost of total deposits for the second quarter of 2019 was 0.49%, compared with 0.43% for the first quarter of 2019, and 0.22% for the second quarter of 2018.
The net interest margin decreased to 3.54% in the second quarter of 2019, compared with 3.68% in the first quarter of 2019, and 3.56% in the same prior year period primarily due to the increase in the cost of deposits and a decline in loan yields, both of which were due to changes in portfolio composition and competitive pricing pressure.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 3
July 22, 2019

Noninterest Income
				2Q19 - 1Q19		2Q19 - 2Q18
(In millions)	2Q19	1Q19	2Q18	$	%	$	%
Service charges and fees on deposit accounts	$41	$40	$42	$1	3%	$(1)	(2)%
Other service charges, commissions and fees	58	54	55	4	7	3	5
Wealth management and trust income	13	13	14	—	—	(1)	(7)
Loan sales and servicing income	9	5	7	4	80	2	29
Capital markets and foreign exchange	9	8	7	1	13	2	29
Customer-related fees	130	120	125	10	8	5	4
Dividends and other investment income	9	9	11	—	—	(2)	(18)
Securities gains (losses), net	(3)	1	1	(4)	NM	(4)	NM
Other	(4)	2	1	(6)	NM	$(5)	NM
Total noninterest income	$132	$132	$138	$—	—	$(6)	(4)
Total noninterest income for the second quarter of 2019 decreased by $6 million, or 4%, to $132 million from $138 million for the second quarter of 2018. Customer-related fees increased $5 million, which was largely attributable to an increase of $3 million in other service charges, commissions and fees as a result of increased lending activity, including syndication fees. Other noninterest income decreased by $5 million, primarily due to a $6 million valuation adjustment on client-related interest rate swaps in the second quarter of 2019. As a result of the decline in interest rates during the second quarter of 2019, these client-related interest rate swaps significantly increased in value, resulting in a larger exposure to the Bank and a $6 million valuation adjustment.

Noninterest Expense
				2Q19 - 1Q19		2Q19 - 2Q18
(In millions)	2Q19	1Q19	2Q18	$	%	$	%
Salaries and employee benefits	$274	$287	$266	$(13)	(5)%	$8	3%
Occupancy, net	32	33	32	(1)	(3)	—	—
Furniture, equipment and software, net	35	32	32	3	9	3	9
Other real estate expense, net	—	(1)	—	1	NM	—	NM
Credit-related expense	8	6	7	2	33	1	14
Professional and legal services	13	11	14	2	18	(1)	(7)
Advertising	5	5	7	—	—	(2)	(29)
FDIC premiums	6	6	14	—	—	(8)	(57)
Other	51	51	49	—	—	2	4
Total noninterest expense	$424	$430	$421	$(6)	(1)	$3	1
Adjusted noninterest expense [1]	$423	$431	$420	$(8)	(2)	$3	1

[1]	For information on non-GAAP financial measures, see pages 16-19.
Noninterest expense for the second quarter of 2019 was $424 million, an increase of less than 1%, when compared with $421 million for the second quarter of 2018. Salaries and employee benefits increased $8 million, primarily due to a $7 million increase in base salaries resulting from annual salary merit increases and employee headcount and a $3 million decline in deferred salaries. The increase was partially offset by a $2 million decrease in incentive compensation. Furniture, equipment and software, net, increased by $3 million primarily due to increased

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ZIONS BANCORPORATION, N.A.
Press Release – Page 4
July 22, 2019

amortization of capitalized software related to our Core Transformation Project to replace our commercial loan systems.
The aforementioned increases in noninterest expense were offset by a $8 million decrease in FDIC premiums. The decrease in FDIC premiums is primarily due to the elimination of the FDIC surcharge for large banks because the required Deposit Insurance Fund reserve ratio has been met.
Our efficiency ratio was 59.0% in the second quarter of 2019, compared with 60.2% in the first quarter of 2019, and 60.9% in the second quarter of 2018. Adjusted noninterest expense for the second quarter of 2019 increased $3 million, or less than 1%, to $423 million, compared with $420 million for the same prior year period. For information on non-GAAP financial measures, including differences between noninterest expense and adjusted noninterest expense, see pages 16-19.

Income Taxes
Our effective income tax rate was 22.7% for the second quarter of 2019, compared with 22.3% for the first quarter of 2019 and 22.1% for the second quarter of 2018.
BALANCE SHEET ANALYSIS

Asset Quality
				2Q19 - 1Q19		2Q19 - 2Q18
(In millions)	2Q19	1Q19	2Q18	bps		bps
Ratio of nonperforming assets to loans and leases and other real estate owned	0.52%	0.50%	0.77%	2		(25)
Annualized ratio of net loan and lease charge-offs (recoveries) to average loans	0.12%	—%	(0.11)%	12		23
Ratio of allowance for loan losses to loans and leases, at period end	1.03%	1.04%	1.08%	(1)		(5)
				$	%	$	%
Classified loans	$770	$729	$947	$41	6%	$(177)	(19)%
Nonperforming assets	253	240	347	13	5	(94)	(27)
Net loan and lease charge-offs (recoveries)	14	—	(12)	14	NM	26	NM
Provision for credit losses	21	4	12	17	NM	9	75%
Asset quality improved when compared with the same prior year period. Nonperforming assets declined 27% from the second quarter of 2018, largely due to continued improvements in the oil and gas-related portfolio. The ratio of nonaccrual loans and accruing loans past due 90 days or more to loans and leases was 0.54%, compared with 0.77% in the second quarter of 2018, a reflection of a relatively benign credit environment and continued disciplined underwriting.
The Bank recorded a $21 million provision for credit losses during the second quarter of 2019, compared with $4 million during the first quarter of 2019, and $12 million for the second quarter of 2018. The increased provision for credit losses reflects loan growth, increased net charge-offs, and an increase in the qualitative portion related to

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ZIONS BANCORPORATION, N.A.
Press Release – Page 5
July 22, 2019

general economic indicators. The allowance for loan losses was $503 million at June 30, 2019, compared with $490 million at June 30, 2018, or 1.03% and 1.08% of loans and leases, respectively.

Loans and Leases
				2Q19 - 1Q19		2Q19 - 2Q18
(In millions)	2Q19	1Q19	2Q18	$	%	$	%
Loans held for sale	$105	$69	$84	$36	52%	$21	25%
Loans and leases:
Commercial	25,107	24,598	23,245	509	2	1,862	8
Commercial real estate	11,827	11,530	10,973	297	3	854	8
Consumer	11,683	11,478	11,012	205	2	671	6
Loans and leases, net of unearned income and fees	48,617	47,606	45,230	1,011	2	3,387	7
Less allowance for loan losses	503	497	490	6	1	13	3
Loans held for investment, net of allowance	$48,114	$47,109	$44,740	$1,005	2	$3,374	8
Loans and leases, net of unearned income and fees, increased $3.4 billion, or 7%, to $48.6 billion at June 30, 2019 from $45.2 billion at June 30, 2018. Within commercial loans, municipal and commercial and industrial loans increased $671 million and $749 million, respectively. Term commercial real estate loans increased $447 million. The growth in consumer loans was primarily due to a $579 million increase in 1-4 family residential loans. Unfunded lending commitments and letters of credit increased to $23.3 billion at June 30, 2019, compared with $21.2 billion at June 30, 2018.

Deposits and Borrowed Funds
				2Q19 - 1Q19		2Q19 - 2Q18
(In millions)	2Q19	1Q19	2Q18	$	%	$	%
Noninterest-bearing demand	$22,947	$23,259	$24,007	$(312)	(1)%	$(1,060)	(4)%
Interest-bearing:
Savings and money market	26,470	26,348	25,562	122	—	908	4
Time	4,915	4,928	4,011	(13)	—	904	23
Total deposits	$54,332	$54,535	$53,580	$(203)	—	$752	1
Borrowed funds:
Federal funds purchased and other short-term borrowings	$6,023	$4,944	$4,158	1,079	22	1,865	45
Long-term debt	$1,236	$1,228	$383	8	1	853	NM
Total borrowed funds	$7,259	$6,172	$4,541	$1,087	18	$2,718	60
Total deposits increased by $0.8 billion, or 1%, in the second quarter of 2019 to $54.3 billion, while noninterest bearing deposits decreased $1.1 billion, or 4%, over the same period. Average total deposits increased to $54.3 billion for the second quarter of 2019, compared with $52.9 billion for the second quarter of 2018. Average noninterest bearing deposits declined 2% to $23.1 billion for the second quarter of 2019, compared with $23.6 billion for the second quarter of 2018, and were 42% and 45% of average total deposits, respectively, for the same periods.
Total borrowed funds increased $2.7 billion, in the second quarter of 2019 to $7.3 billion, from $4.5 billion in the second quarter of 2018. Average borrowed funds increased to $7.0 billion for the second quarter of 2019, compared

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ZIONS BANCORPORATION, N.A.
Press Release – Page 6
July 22, 2019

with $5.3 billion for the second quarter of 2018. The increase in both end of period and average borrowed funds reflects recent loan growth, which has exceeded deposit growth.

Shareholders’ Equity
				2Q19 - 1Q19		2Q19 - 2Q18
(In millions)	2Q19	1Q19	2Q18	$	%	$	%
Shareholders’ equity:
Preferred stock	$566	$566	$566	$—	—%	$—	—%
Common stock and additional paid-in capital	3,271	3,541	4,231	(270)	(8)	(960)	(23)
Retained earnings	3,737	3,603	3,139	134	4	598	19
Accumulated other comprehensive income (loss)	25	(122)	(315)	147	NM	340	NM
Total shareholders' equity	$7,599	$7,588	$7,621	$11	—	$(22)	—

Capital distributions:
Common dividends paid	$54	$56	$47	(2)	(4)	7	15
Bank common stock repurchased	275	275	120	—	—	155	NM
Total capital distributed to common shareholders	329	331	167	(2)	(1)	162	97

Capital distributed as a percentage of net earnings applicable to common shareholders	174%	161%	89%
During the second quarter of 2019, the Bank’s common stock dividend was $0.30 per share, compared with $0.24 per share in the second quarter of 2018. Common stock repurchases during the current quarter totaled $275 million, or 5.8 million shares, which is equivalent to 3.2% of common stock outstanding as of March 31, 2019. During the last four quarters, the Bank repurchased $985 million, or 20.0 million shares, of common stock which is equivalent to 10.2% of common stock outstanding as of June 30, 2018. As of June 30, 2019, the Bank had 29.3 million ZIONW warrants outstanding with a strike price of $34.41 per share that expire on May 22, 2020.
Common stock and additional paid-in capital decreased $960 million, or 23%, from the second quarter of 2018, primarily due to the previously mentioned share repurchases. Accumulated other comprehensive income improved $340 million from a negative $315 million as of June 30, 2018, to $25 million as of June 30, 2019. The improvement was primarily a result of fair value increases of the available-for-sale securities due to changes in interest rates.
Tangible book value per common share increased to $34.02 at June 30, 2019, compared with $30.91 at June 30, 2018 primarily due to a 9.4% decrease in common shares outstanding over the same period. Basel III common equity tier 1 (“CET1”) capital was $6.0 billion at June 30, 2019 and $6.4 billion at June 30, 2018. The estimated Basel III CET1 capital ratio was 10.8% at June 30, 2019 compared with 12.2% at June 30, 2018. For information on non-GAAP financial measures, see pages 16-19.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 7
July 22, 2019

Supplemental Presentation and Conference Call
Zions has posted a supplemental presentation to its website, which will be used to discuss these second quarter results at 5:30 p.m. ET this afternoon (July 22, 2019). Media representatives, analysts, investors and the public are invited to join this discussion by calling (253) 237-1247 (domestic and international) and entering the passcode 3068219 or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at zionsbancorporation.com. The webcast of the conference call will also be archived and available for 30 days.
About Zions Bancorporation, N.A.
Zions Bancorporation, N.A. is one of the nation's premier financial services companies with total assets of $70 billion. Zions operates under local management teams and distinct brands in 11 western states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah, Washington and Wyoming. The Bank is a national leader in Small Business Administration lending and public finance advisory services. The Bank has been the recipient of many local and national awards, primarily reflecting its strong customer service and products. The Bank has a strong commitment to the communities in which it operates. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to local banking brands can be accessed at zionsbancorporation.com.
Forward-Looking Information
This earnings release includes “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations regarding future events or determinations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, industry results or regulatory outcomes to differ materially from those expressed or implied by such forward-looking statements.
Without limiting the foregoing, the words “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “would,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about future financial and operating results. Actual results and outcomes may differ materially from those presented, either expressed or implied, in the release. Important risk factors that may cause such material differences include, but are not limited to, the Bank’s ability to meet operating leverage goals; the rate of change of interest-sensitive assets and liabilities relative to changes in benchmark interest rates; the ability of the Bank to upgrade its core deposit system and implement new digital products in order to remain competitive; risks associated with information security, such as systems breaches and failures; and legislative, regulatory and economic developments. These risks, as well as other factors, are discussed in the Bank’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (SEC) and available at the SEC’s Internet site (https://www.sec.gov/). In addition, you may obtain documents filed with the SEC by the Bank free of charge by contacting:

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ZIONS BANCORPORATION, N.A.
Press Release – Page 8
July 22, 2019

Investor Relations, Zions Bancorporation, N.A., One South Main Street, 11th Floor, Salt Lake City, Utah 84133, (801) 844-7637.
Except as required by law, Zions Bancorporation, N.A. specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 9
July 22, 2019

FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(In millions, except share, per share, and ratio data)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
BALANCE SHEET [1]
Loans held for investment, net of allowance	$48,114	$47,109	$46,219	$45,330	$44,740
Total assets	70,065	69,195	68,746	66,731	66,457
Deposits	54,332	54,535	54,101	53,785	53,580
Total shareholders’ equity	7,599	7,588	7,578	7,553	7,621
STATEMENT OF INCOME
Net earnings applicable to common shareholders	$189	$205	$217	$215	$187
Net interest income	569	576	576	565	548
Taxable-equivalent net interest income [2]	576	582	582	570	553
Total noninterest income	132	132	140	136	138
Total noninterest expense	424	430	420	420	421
Adjusted pre-provision net revenue [2]	294	285	305	291	270
Provision for credit losses	21	4	6	(11)	12
SHARE AND PER COMMON SHARE AMOUNTS
Net earnings per diluted common share	$0.99	$1.04	$1.08	$1.04	$0.89
Dividends	0.30	0.30	0.30	0.30	0.24
Book value per common share [1]	39.75	38.47	37.39	36.36	36.11
Tangible book value per common share [1,2]	34.02	32.92	31.97	31.08	30.91
Weighted average share price	46.11	47.71	46.61	52.80	55.19
Weighted average diluted common shares outstanding (in thousands)	189,098	195,241	199,048	205,765	209,247
Common shares outstanding (in thousands) [1]	176,935	182,513	187,554	192,169	195,392
SELECTED RATIOS AND OTHER DATA
Return on average assets	1.14%	1.26%	1.34%	1.33%	1.19%
Return on average common equity	10.8%	11.9%	12.4%	12.1%	10.6%
Return on average tangible common equity [2]	12.7%	13.9%	14.5%	14.2%	12.4%
Net interest margin	3.54%	3.68%	3.67%	3.63%	3.56%
Cost of total deposits, annualized	0.49%	0.43%	0.35%	0.28%	0.22%
Efficiency ratio [2]	59.0%	60.2%	57.8%	58.8%	60.9%
Effective tax rate	22.7%	22.3%	22.1%	23.6%	22.1%
Ratio of nonperforming assets to loans and leases and other real estate owned	0.52%	0.50%	0.55%	0.64%	0.77%
Annualized ratio of net loan and lease charge-offs (recoveries) to average loans	0.12%	—%	(0.07)%	(0.01)%	(0.11)%
Ratio of total allowance for credit losses to loans and leases outstanding [1]	1.16%	1.17%	1.18%	1.17%	1.21%
Full-time equivalent employees	10,326	10,204	10,201	10,143	10,217
CAPITAL RATIOS AND DATA [1]
Common equity tier 1 capital	$5,987	$6,124	$6,245	$6,331	$6,360
Risk-weighted assets	55,427	54,404	53,591	52,493	52,012
Tangible common equity ratio	8.7%	8.8%	8.9%	9.1%	9.2%
Common equity tier 1 capital ratio	10.8%	11.3%	11.7%	12.1%	12.2%
Tier 1 leverage ratio	9.5%	9.9%	10.3%	10.5%	10.5%
Tier 1 risk-based capital ratio	11.8%	12.3%	12.7%	13.1%	13.3%
Total risk-based capital ratio	13.0%	13.5%	13.9%	14.6%	14.8%

[1]	At period end.

[2]	For information on non-GAAP financial measures, see pages 16-19.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 10
July 22, 2019

CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions, shares in thousands)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$538	$536	$614	$517	$468
Money market investments:
Interest-bearing deposits	634	702	619	590	698
Federal funds sold and security resell agreements	620	438	1,461	560	558
Investment securities:
Held-to-maturity[1], at amortized cost	695	764	774	751	878
Available-for-sale, at fair value	14,672	14,904	14,737	14,625	14,627
Trading account, at fair value	148	316	106	176	207
Total investment securities	15,515	15,984	15,617	15,552	15,712
Loans held for sale	105	69	93	61	84
Loans and leases, net of unearned income and fees	48,617	47,606	46,714	45,810	45,230
Less allowance for loan losses	503	497	495	480	490
Loans held for investment, net of allowance	48,114	47,109	46,219	45,330	44,740
Other noninterest-bearing investments	1,056	993	1,046	1,027	1,054
Premises, equipment and software, net	1,133	1,125	1,124	1,111	1,099
Goodwill and intangibles	1,014	1,014	1,015	1,015	1,015
Other real estate owned	5	6	4	4	5
Other assets	1,331	1,219	934	964	1,024
Total assets	$70,065	$69,195	$68,746	$66,731	$66,457
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$22,947	$23,259	$23,645	$24,067	$24,007
Interest-bearing:
Savings and money market	26,470	26,348	26,120	25,462	25,562
Time	4,915	4,928	4,336	4,256	4,011
Total deposits	54,332	54,535	54,101	53,785	53,580
Federal funds purchased and other short-term borrowings	6,023	4,944	5,653	3,780	4,158
Long-term debt	1,236	1,228	724	879	383
Reserve for unfunded lending commitments	60	59	57	58	58
Other liabilities	815	841	633	676	657
Total liabilities	62,466	61,607	61,168	59,178	58,836
Shareholders’ equity:
Preferred stock, without par value; authorized 4,400 shares	566	566	566	566	566
Common stock[2] ($0.001 par value; authorized 350,000 shares) and additional paid-in capital	3,271	3,541	3,806	4,052	4,231
Retained earnings	3,737	3,603	3,456	3,296	3,139
Accumulated other comprehensive income (loss)	25	(122)	(250)	(361)	(315)
Total shareholders’ equity	7,599	7,588	7,578	7,553	7,621
Total liabilities and shareholders’ equity	$70,065	$69,195	$68,746	$66,731	$66,457
[1] Held-to-maturity (approximate fair value)	698	762	767	734	866
[2] Common stock (issued and outstanding)	176,935	182,513	187,554	192,169	195,392

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ZIONS BANCORPORATION, N.A.
Press Release – Page 11
July 22, 2019

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In millions, except share and per share amounts)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Interest income:
Interest and fees on loans	$581	$570	$555	$537	$514
Interest on money market investments	8	9	8	8	7
Interest on securities	95	96	93	86	85
Total interest income	684	675	656	631	606
Interest expense:
Interest on deposits	66	57	48	38	29
Interest on short- and long-term borrowings	49	42	32	28	29
Total interest expense	115	99	80	66	58
Net interest income	569	576	576	565	548
Provision for credit losses:
Provision for loan losses	20	2	7	(11)	5
Provision for unfunded lending commitments	1	2	(1)	—	7
Total provision for credit losses	21	4	6	(11)	12
Net interest income after provision for loan losses	548	572	570	576	536
Noninterest income:
Service charges and fees on deposit accounts	41	40	41	42	42
Other service charges, commissions and fees	58	54	59	59	55
Wealth management and trust income	13	13	13	12	14
Loan sales and servicing income	9	5	6	5	7
Capital markets and foreign exchange	9	8	9	7	7
Customer-related fees	130	120	128	125	125
Dividends and other investment income	9	9	10	11	11
Securities gains (losses), net	(3)	1	2	(1)	1
Other	(4)	2	—	1	1
Total noninterest income	132	132	140	136	138
Noninterest expense:
Salaries and employee benefits	274	287	270	264	266
Occupancy, net	32	33	35	33	32
Furniture, equipment and software, net	35	32	31	30	32
Other real estate expense, net	—	(1)	—	1	—
Credit-related expense	8	6	6	5	7
Professional and legal services	13	11	15	12	14
Advertising	5	5	6	8	7
FDIC premiums	6	6	6	18	14
Other	51	51	51	49	49
Total noninterest expense	424	430	420	420	421
Income before income taxes	256	274	290	292	253
Income taxes	58	61	64	69	56
Net income	198	213	226	223	197
Preferred stock dividends	(9)	(8)	(9)	(8)	(10)
Net earnings applicable to common shareholders	$189	$205	$217	$215	$187
Weighted average common shares outstanding during the period:
Basic shares (in thousands)	179,156	184,767	189,169	192,973	195,583
Diluted shares (in thousands)	189,098	195,241	199,048	205,765	209,247
Net earnings per common share:
Basic	$1.05	$1.10	$1.14	$1.11	$0.95
Diluted	0.99	1.04	1.08	1.04	0.89

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ZIONS BANCORPORATION, N.A.
Press Release – Page 12
July 22, 2019

Loan Balances Held for Investment by Portfolio Type
(Unaudited)

(In millions)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Commercial:
Commercial and industrial	$14,883	$14,758	$14,513	$14,096	$14,134
Leasing	337	312	327	332	358
Owner occupied	7,828	7,754	7,661	7,548	7,365
Municipal	2,059	1,774	1,661	1,563	1,388
Total commercial	25,107	24,598	24,162	23,539	23,245
Commercial real estate:
Construction and land development	2,609	2,343	2,186	2,295	2,202
Term	9,218	9,187	8,939	8,752	8,771
Total commercial real estate	11,827	11,530	11,125	11,047	10,973
Consumer:
Home equity credit line	2,929	2,884	2,937	2,884	2,825
1-4 family residential	7,440	7,294	7,176	7,039	6,861
Construction and other consumer real estate	644	636	643	644	661
Bankcard and other revolving plans	502	489	491	483	490
Other	168	175	180	174	175
Total consumer	11,683	11,478	11,427	11,224	11,012
Loans and leases, net of unearned income and fees	$48,617	$47,606	$46,714	$45,810	$45,230

Nonperforming Assets
(Unaudited)

(In millions)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018

Nonaccrual loans[1]	$248	$234	$252	$288	$342
Other real estate owned	5	6	4	4	5
Total nonperforming assets	$253	$240	$256	$292	$347
Ratio of nonperforming assets to loans[1] and leases and other real estate owned	0.52%	0.50%	0.55%	0.64%	0.77%
Accruing loans past due 90 days or more	$17	$8	$10	$12	$5
Ratio of accruing loans past due 90 days or more to loans[1] and leases	0.03%	0.02%	0.02%	0.03%	0.01%
Nonaccrual loans and accruing loans past due 90 days or more	$265	$242	$262	$300	$347
Ratio of nonaccrual loans and accruing loans past due 90 days or more to loans[1] and leases	0.54%	0.51%	0.56%	0.65%	0.77%
Accruing loans past due 30-89 days	$99	$142	$65	$87	$119
Restructured loans included in nonaccrual loans	79	76	90	90	77
Restructured loans on accrual	97	98	112	114	104
Classified loans	770	729	698	784	947
1 Includes loans held for sale.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 13
July 22, 2019

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(In millions)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Allowance for Loan Losses
Balance at beginning of period	$497	$495	$480	$490	$473
Provision for loan losses	20	2	7	(11)	5
Loan and lease charge-offs	23	12	13	17	13
Less: Recoveries	9	12	21	18	25
Net loan and lease charge-offs (recoveries)	14	—	(8)	(1)	(12)
Balance at end of period	$503	$497	$495	$480	$490
Ratio of allowance for loan losses to loans[1] and leases, at period end	1.03%	1.04%	1.06%	1.05%	1.08%
Ratio of allowance for loan losses to nonaccrual loans[1] at period end	203%	212%	201%	167%	143%
Annualized ratio of net loan and lease charge-offs (recoveries) to average loans	0.12%	—%	(0.07)%	(0.01)%	(0.11)%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$59	$57	$58	$58	$51
Provision for unfunded lending commitments	1	2	(1)	—	7
Balance at end of period	$60	$59	$57	$58	$58

Allowance for Credit Losses
Allowance for loan losses	$503	$497	$495	$480	$490
Reserve for unfunded lending commitments	60	59	57	58	58
Total allowance for credit losses	$563	$556	$552	$538	$548
Ratio of total allowance for credit losses to loans[1] and leases outstanding, at period end	1.16%	1.17%	1.18%	1.17%	1.21%
1 Does not include loans held for sale.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 14
July 22, 2019

Nonaccrual Loans by Portfolio Type
(Unaudited)

(In millions)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018

Loans held for sale	$—	$—	$6	$—	$—
Commercial:
Commercial and industrial	$85	$72	$82	$112	$142
Leasing	1	1	2	2	7
Owner occupied	69	69	67	66	63
Municipal	1	1	1	1	1
Total commercial	156	143	152	181	213
Commercial real estate:
Construction and land development	1	1	—	—	5
Term	31	32	38	46	53
Total commercial real estate	32	33	38	46	58
Consumer:
Home equity credit line	12	11	13	13	14
1-4 family residential	44	45	42	47	56
Construction and other consumer real estate	4	2	—	—	1
Bankcard and other revolving plans	—	—	1	1	—
Other	—	—	—	—	—
Total consumer	60	58	56	61	71
Total nonaccrual loans	$248	$234	$252	$288	$342

Net Charge-Offs by Portfolio Type
(Unaudited)

(In millions)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Commercial:
Commercial and industrial	$13	$1	$(10)	$(3)	$(10)
Leasing	—	—	—	—	—
Owner occupied	—	1	—	(1)	—
Municipal	—	—	—	—	—
Total commercial	13	2	(10)	(4)	(10)
Commercial real estate:
Construction and land development	—	—	(1)	(2)	(1)
Term	—	(2)	—	4	(2)
Total commercial real estate	—	(2)	(1)	2	(3)
Consumer:
Home equity credit line	—	(1)	—	(1)	(1)
1-4 family residential	(1)	(1)	—	—	—
Construction and other consumer real estate	—	—	—	—	—
Bankcard and other revolving plans	1	1	2	2	2
Other	1	1	1	—	—
Total consumer loans	1	—	3	1	1
Total net charge-offs (recoveries)	$14	$—	$(8)	$(1)	$(12)

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ZIONS BANCORPORATION, N.A.
Press Release – Page 15
July 22, 2019

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended
	June 30, 2019		March 31, 2019		June 30, 2018
(In millions)	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]
ASSETS
Money market investments	$1,261	2.64%	$1,268	2.73%	$1,317	2.02%
Securities:
Held-to-maturity	687	3.69%	829	3.72%	780	3.60%
Available-for-sale	14,750	2.43%	14,724	2.49%	14,745	2.14%
Trading account	172	4.48%	107	4.52%	179	4.06%
Total securities	15,609	2.51%	15,660	2.57%	15,704	2.23%
Loans held for sale	71	2.18%	63	1.70%	72	4.18%
Loans held for investment:[2]
Commercial	24,977	4.94%	24,427	5.05%	23,275	4.68%
Commercial real estate	11,777	5.22%	11,335	5.31%	11,075	4.94%
Consumer	11,570	4.28%	11,409	4.30%	10,892	3.98%
Total loans held for investment	48,324	4.85%	47,171	4.93%	45,242	4.57%
Total interest-earning assets	65,265	4.24%	64,162	4.31%	62,335	3.93%
Cash and due from banks	592		554		546
Allowance for loan losses	(496)		(499)		(480)
Goodwill and intangibles	1,014		1,014		1,016
Other assets	3,480		3,353		3,088
Total assets	$69,855		$68,584		$66,505
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Savings and money market	$26,262	0.63%	$26,021	0.54%	$25,479	0.26%
Time	5,025	2.02%	4,674	1.90%	3,807	1.27%
Total interest-bearing deposits	31,287	0.85%	30,695	0.75%	29,286	0.39%
Borrowed funds:
Federal funds purchased and other short-term borrowings	5,795	2.53%	5,289	2.57%	4,927	1.92%
Long-term debt	1,230	3.84%	880	4.08%	383	5.77%
Total borrowed funds	7,025	2.76%	6,169	2.78%	5,310	2.19%
Total interest-bearing funds	38,312	1.20	36,864	1.09	34,596	0.67
Noninterest-bearing deposits	23,060		23,221		23,610
Other liabilities	929		928		661
Total liabilities	62,301		61,013		58,867
Shareholders’ equity:
Preferred equity	566		566		566
Common equity	6,988		7,005		7,072
Total shareholders’ equity	7,554		7,571		7,638
Total liabilities and shareholders’ equity	$69,855		$68,584		$66,505
Spread on average interest-bearing funds		3.04%		3.22%		3.26%
Impact of net noninterest-bearing sources of funds		0.50		0.46		0.30
Net interest margin		3.54		3.68		3.56
Memo: total cost of deposits		0.49		0.43		0.22
Memo: total deposits and interest-bearing liabilities	61,372	0.75%	60,085	0.67%	58,206	0.40%
1 Rates are calculated using amounts in thousands and taxable-equivalent rates used where applicable.
2 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 16
July 22, 2019

GAAP to Non-GAAP Reconciliations
(Unaudited)
This press release presents non-GAAP financial measures, in addition to GAAP financial measures, to provide investors with additional information. The adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures are presented in the following schedules. The Bank considers these adjustments to be relevant to ongoing operating results and provide a meaningful base for period-to-period and company-to-company comparisons. These non-GAAP financial measures are used by management to assess the performance and financial position of the Bank and for presentations of Bank performance to investors. The Bank further believes that presenting these non-GAAP financial measures will permit investors to assess the performance of the Bank on the same basis as that applied by management.
Non-GAAP financial measures have inherent limitations, and are not required to be uniformly applied by individual entities. Although non-GAAP financial measures are frequently used by stakeholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.
The following are non-GAAP financial measures presented in this press release and a discussion of the reasons for which management uses these non-GAAP measures:
Tangible Book Value per Common Share – this schedule also includes “tangible common equity.” Tangible book value per common share is a non-GAAP financial measure that management believes provides additional useful information about the level of tangible equity in relation to outstanding shares of common stock. Management believes the use of ratios that utilize tangible equity provides additional useful information to management and others about capital adequacy because they present measures of those assets that can generate income.

(In millions, except shares and per share amounts)		June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Tangible Book Value per Common Share
Total shareholders’ equity (GAAP)		$7,599	$7,588	$7,578	$7,553	$7,621
Preferred stock		(566)	(566)	(566)	(566)	(566)
Goodwill and intangibles		(1,014)	(1,014)	(1,015)	(1,015)	(1,015)
Tangible common equity (non-GAAP)	(a)	$6,019	$6,008	$5,997	$5,972	$6,040
Common shares outstanding (in thousands)	(b)	176,935	182,513	187,554	192,169	195,392
Tangible book value per common share (non-GAAP)	(a/b)	$34.02	$32.92	$31.97	$31.08	$30.91

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ZIONS BANCORPORATION, N.A.
Press Release – Page 17
July 22, 2019

GAAP to Non-GAAP Reconciliations
(Unaudited)
Return on Average Tangible Common Equity – this schedule also includes “net earnings applicable to common shareholders, excluding the effects of the adjustments, net of tax” and “average tangible common equity.” Return on average tangible common equity is a non-GAAP financial measure that management believes provides useful information to management and others about the Bank’s use of shareholders’ equity. Management believes the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income.

		Three Months Ended
(Dollar amounts in millions)		June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Return on Average Tangible Common Equity
Net earnings applicable to common shareholders (GAAP)		$189	$205	$217	$215	$187
Adjustments, net of tax:
Amortization of core deposit and other intangibles		—	—	—	—	—
Net earnings applicable to common shareholders, excluding the effects of the adjustments, net of tax (non-GAAP)	(a)	$189	$205	$217	$215	$187
Average common equity (GAAP)		$6,988	$7,005	$6,938	$7,024	$7,072
Average goodwill and intangibles		(1,014)	(1,014)	(1,015)	(1,015)	(1,016)
Average tangible common equity (non-GAAP)	(b)	$5,974	$5,991	$5,923	$6,009	$6,056
Number of days in quarter	(c)	91	90	92	92	91
Number of days in year	(d)	365	365	365	365	365
Return on average tangible common equity (non-GAAP)	(a/b/c)*d	12.7%	13.9%	14.5%	14.2%	12.4%

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ZIONS BANCORPORATION, N.A.
Press Release – Page 18
July 22, 2019

GAAP to Non-GAAP Reconciliations
(Unaudited)
Efficiency Ratio – this schedule also includes “adjusted noninterest expense,” “taxable-equivalent net interest income,” “adjusted taxable-equivalent revenue,” “pre-provision net revenue (PPNR)” and “adjusted PPNR).” The methodology of determining the efficiency ratio may differ among companies. Management makes adjustments to exclude certain items as identified in the subsequent schedules which it believes allows for more consistent comparability among periods. Management believes the efficiency ratio provides useful information regarding the cost of generating revenue. Adjusted noninterest expense provides a measure as to how well the Bank is managing its expenses, and adjusted PPNR enables management and others to assess the Bank’s ability to generate capital to cover credit losses through a credit cycle. Taxable-equivalent net interest income allows management to assess the comparability of revenue arising from both taxable and tax-exempt sources.
Adjusted Pre-Provision Net Revenue per Common Share – this schedule uses “adjusted PPNR” as calculated in the efficiency ratio, which is divided by the weighted average diluted common shares for the period. As mentioned previously, Management believes that adjusted PPNR enables management and others to assess the Bank’s ability to generate capital to cover credit losses through a credit cycle. Dividing this amount by the weighted average diluted common shares outstanding provides a shareholder’s perspective of PPNR growth.

		Three Months Ended
(In millions)		June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Efficiency Ratio
Noninterest expense (GAAP)	(a)	$424	$430	$420	$420	$421
Adjustments:
Severance costs		1	—	2	2	1
Other real estate expense, net		—	(1)	—	1	—
Restructuring costs		—	—	—	1	—
Total adjustments	(b)	1	(1)	2	4	1
Adjusted noninterest expense (non-GAAP)	(a-b)=(c)	$423	$431	$418	$416	$420
Net interest income (GAAP)	(d)	$569	$576	$576	$565	$548
Fully taxable-equivalent adjustments	(e)	7	6	6	5	5
Taxable-equivalent net interest income (non-GAAP)	(d+e)=(f)	576	582	582	570	553
Noninterest income (GAAP)	(g)	132	132	140	136	138
Combined income (non-GAAP)	(f+g)=(h)	708	714	722	706	691
Adjustments:
Fair value and nonhedge derivative loss		(6)	(3)	(3)	—	—
Securities gains (losses), net		(3)	1	2	(1)	1
Total adjustments	(i)	(9)	(2)	(1)	(1)	1
Adjusted taxable-equivalent revenue (non-GAAP)	(h-i)=(j)	$717	$716	$723	$707	$690
Pre-provision net revenue (PPNR) (non-GAAP)	(h)-(a)	$284	$284	$302	$286	$270
Adjusted PPNR (non-GAAP)	(j-c)=(k)	294	285	305	291	270
Efficiency ratio (non-GAAP)	(c/j)	59.0%	60.2%	57.8%	58.8%	60.9%

Adjusted PPNR per common share
Adjusted PPNR (non-GAAP)	(k)	294	285	305	291	270
Weighted average diluted shares outstanding (in thousands)	(l)	189,098	195,241	199,048	205,765	209,247
Adjusted PPNR per common share (non-GAAP)	(k)/(l)	1.55	1.46	1.53	1.41	1.29

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ZIONS BANCORPORATION, N.A.
Press Release – Page 19
July 22, 2019

		Six Months Ended
(In millions)		June 30, 2019	June 30, 2018
Efficiency Ratio
Noninterest expense (GAAP)	(a)	$854	$840
Adjustments:
Severance costs		1	(1)
Other real estate expense		(1)	1
Debt extinguishment cost		—	—
Amortization of core deposit and other intangibles		1	1
Restructuring costs		—	—
Total adjustments	(b)	1	1
Adjusted noninterest expense (non-GAAP)	(a-b)=(c)	$853	$839
Net interest income (GAAP)	(d)	$1,145	$1,090
Fully taxable-equivalent adjustments	(e)	13	10
Taxable-equivalent net interest income (non-GAAP)	(d+e)=(f)	1,158	1,100
Noninterest income (GAAP)	(g)	264	276
Combined income (non-GAAP)	(f+g)=(h)	1,422	1,376
Adjustments:
Fair value and nonhedge derivative income (loss)		(8)	2
Securities gains (losses), net		(2)	1
Total adjustments	(i)	(10)	3
Adjusted taxable-equivalent revenue (non-GAAP)	(h-i)=(j)	$1,432	$1,373
Pre-provision net revenue (PPNR)	(h)-(a)	$568	$536
Adjusted PPNR (non-GAAP)	(j-c)=(k)	579	534
Efficiency ratio (non-GAAP)	(c/j)	59.6%	61.1%

Adjusted PPNR per common share
Adjusted PPNR (non-GAAP)	(k)	579	534
Weighted average diluted shares outstanding (in thousands)	(l)	192,206	209,859
Adjusted PPNR per common share (non-GAAP)	(k)/(l)	3.01	2.54

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